                                                                      Exhibit 21


                                  BIOGEN, INC.
                                  Subsidiaries



NAME                                           JURISDICTION OF INCORPORATION
----                                           -----------------------------

Biogen Canada, Inc.                            Delaware
Bio Holding I, Inc.                            Delaware
Bio Holding II, Inc.                           Delaware
Biogen Realty Corporation                      Massachusetts
Biogen Realty Limited Partnership              Massachusetts
Biogen Securities Corporation                  Massachusetts
Biogen Technologies, Inc.                      Delaware
Biogen Belgium S.A.                            Belgium
Biogen B.V.                                    The Netherlands
Biogen France S.A.                             France
Biogen GmbH                                    Austria
Biogen GmbH                                    Germany
Biogen International BV                        The Netherlands
Biogen Limited                                 United Kingdom
Biotech Manufacturing CV                       The Netherlands
Biotech Manufacturing Limited                  Channel Islands